NEWS BULLETIN	FARO Technologies Inc. 250 Technology Park Lake Mary, FL 32746
The Measure of Success

Keith Bair, Senior Vice President and CFO
keith.bair@FARO.com, 407-333-9911

FARO Reports Sales Growth of 9.2% for 2008;
Orders Grow 6.8%

LAKE MARY, FL., February 12, 2009 – FARO Technologies, Inc. (NASDAQ: FARO) today announced results for the fourth quarter ended December 31, 2008. Net income for the fourth quarter was $2.2 million, or $0.13 per diluted share, a decrease of $6.2 million, compared to $8.4 million, or $0.50 per diluted share in the fourth quarter of 2007.  Net income for fiscal 2008 was $14.0 million, or $0.83 per diluted share, compared to $18.1 million, or $1.15 per diluted share.

Sales for the fourth quarter of 2008 were $56.3 million, a decrease of $2.9 million, or 4.9%, from $59.2 million in the fourth quarter of 2007. New order bookings for the fourth quarter were $56.4 million, a decrease of $9.0 million, or 13.8%, compared with $65.4 million in the fourth quarter of 2007.  Fiscal 2008 sales were $209.2 million, an increase of 9.2% compared to 2007 sales of $191.6 million.  New order bookings for fiscal 2008 were $211.3 million, a 6.8% increase from $197.8 million in fiscal 2007.

“2008 was a difficult year for most companies and that directly impacted FARO,” stated Jay Freeland, FARO’s President & CEO.  “The second half of the year was particularly tough for us across all three regions.  There was good customer interest in our products.  However, global economic weakness caused significant delays in our customers’ decision-making processes as they reviewed their capital equipment needs.”

Gross margin for the fourth quarter of 2008 was 57.3%, compared to 60.0% in the fourth quarter of 2007. Gross margin decreased primarily as the result of lower product sales which carry high gross margins.  As a result, service costs as a percentage of sales had a larger impact than in previous quarters.   The gross margin for fiscal 2008 was 59.8% compared to 60.0% in fiscal 2007.

Selling expenses as a percentage of sales increased to 28.6% in the fourth quarter of 2008 from 27.3% in the fourth quarter of 2007 primarily as a result of the decline in sales.  Selling expenses in the fourth quarter of 2008 remained relatively flat, decreasing by $0.1 million to $16.1 million.  Selling expenses as a percentage of sales for fiscal 2008 were 30.1% compared to 29.3% in fiscal 2007.

General and administrative expenses increased to 12.2% of sales for the fourth quarter of 2008 from 11.8% in the fourth quarter of 2007.  General and administrative expenses in the fourth quarter of 2008 declined by $0.1 million to $6.9 million.  General and administrative expenses were 12.5% of sales for fiscal 2008 compared to 13.3% in fiscal 2007.

R&D expenses were $3.5 million in the fourth quarter of 2008, an increase from $3.1 million in the fourth quarter of 2007.  R&D expenses for fiscal 2008 were $12.6 million, or 6.0% of sales, an increase of $2.3 million from $10.3 million in fiscal 2007, or 5.4% of sales.  The increase in spending was tied to new product development of existing platforms and establishing the R&D Center of Excellence in Cambridge for the Company’s new 3D Imaging technology.

Operating margin for the fourth quarter of 2008 decreased to 8.1% from 13.8% in the fourth quarter of 2007.  Operating margin for fiscal 2008 was 9.1% compared to 10.0% in fiscal 2007.

Income tax expense increased by $0.3 million to $1.4 million for the fourth quarter of 2008 from $1.1 million for the fourth quarter of 2007.  The Company’s effective tax rate increased to 24.0% for 2008 from 21.5% in 2007 due to an increase in income in higher tax jurisdictions.

“As previously announced, we do not plan to issue specific guidance in 2009.  Based on current economic conditions, we expect 2009 to be extremely challenging.  It is possible that we will experience sales declines during this global recession.  The Company has taken and will continue taking appropriate actions which reflect the ongoing business climate,” Freeland concluded.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “will,” “should,” “could,” “projects,” “forecast,” “target,” “goal,” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

•	our inability to further penetrate our customer base;

•	development by others of new or improved products, processes or technologies that make our products obsolete or less competitive;

•	our inability to maintain our technological advantage by developing new products and enhancing our existing products;

•	our inability to successfully identify and acquire target companies or achieve expected benefits from acquisitions that are consummated;

•	the cyclical nature of the industries of our customers and material adverse changes in our customers’ access to liquidity and capital;

•
a slowdown or other adverse changes in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financing conditions;

•	the fact that the market potential for the CAM2 market and the potential adoption rate for our products are difficult to quantify and predict;

•	the inability to protect our patents and other proprietary rights in the United States and foreign countries;

•
fluctuations in our annual and quarterly operating results and the inability to achieve our financial operating targets as a result of a number of factors including, without limitation (i) litigation and regulatory action brought against us, (ii) quality issues with our products, (iii) excess or obsolete inventory, (iv) raw material price fluctuations, (v) expansion of our manufacturing capability and other inflationary pressures, (vi) the size and timing of customer orders, (vii) the amount of time that it takes to fulfill orders and ship our products, (viii) the length of our sales cycle to new customers and the time and expense incurred in further penetrating our existing customer base, (ix) increases in operating expenses required for product development and new product, marketing, (x) costs associated with new product introductions, such as product development, marketing, assembly line start-up costs and low introductory period production volumes, (xi) the timing and market acceptance of new products and product enhancements, (xii) customer order deferrals in anticipation of new products and product enhancements, (xiii) our success in expanding our sales and marketing programs, (xiv) start-up costs associated with opening new sales offices outside of the United States, (xv) fluctuations in revenue without proportionate adjustments in fixed costs, (xvi) the efficiencies achieved in managing inventories and fixed assets, (xvii) investments in potential acquisitions or strategic sales, product or other initiatives, (xviii) shrinkage or other inventory losses due to product obsolescence, scrap or material price changes, (xix) adverse changes in the manufacturing industry and general economic conditions, (xx)  compliance with government regulations including health, safety, and environmental matters, (xxi) the ultimate costs of the Company’s monitoring obligations in respect of the Foreign Corrupt Practices Act (“FCPA”) matter; and (xxii) other factors noted herein;

•	changes in gross margins due to changing product mix of products sold and the different gross margins on different products;

•	our inability to successfully maintain the requirements of Restriction of use of Hazardous Substances (“RoHS”) and Waste Electrical and Electronic Equipment (“WEEE”) compliance into our products;

•	the inability of our products to displace traditional measurement devices and attain broad market acceptance;

•	the impact of competitive products and pricing in the CAM2 market and the broader market for measurement and inspection devices;

•	the effects of increased competition as a result of recent consolidation in the CAM2 market;

•
risks associated with expanding international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens and potential exposure of complying with a wide variety of U.S. and foreign laws and labor practices;

•	the loss of our Chief Executive Officer or other key personnel;

•	difficulties in recruiting research and development engineers, and application engineers;

•	the failure to effectively manage our growth;

•	variations in the effective income tax rate and the difficulty in predicting the tax rate on a quarterly and annual basis; and

•	the loss of key suppliers and the inability to find sufficient alternative suppliers in a reasonable period or on commercially reasonable terms.

•	the other risks detailed in the Company’s Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO

With approximately 19,000 installations and 9,000 customers globally, FARO Technologies, Inc. designs, develops, and markets portable, computerized measurement devices and software used to create digital models -- or to perform evaluations against an existing model -- for anything requiring highly detailed 3-D measurements, including part and assembly inspection, factory planning and asset documentation, as well as specialized applications ranging from surveying, recreating accident sites and crime scenes to digitally preserving historical sites.

FARO's technology increases productivity by dramatically reducing the amount of on-site measuring time, and the various industry-specific software packages enable users to process and present their results quickly and more effectively.

Principal products include the world's best-selling portable measurement arm -- the FaroArm; the world's best-selling laser tracker -- the FARO Laser Tracker X and Xi; the FARO Laser ScanArm; FARO Photon Laser Scanners; the FARO Gage, Gage-PLUS and PowerGAGE; and the CAM2 Q family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO-9001 certified and ISO-17025 laboratory registered.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Year Ended

(in thousands, except share and per share data)	Dec 31, 2008	Dec 31, 2007	Dec 31, 2008	Dec 31, 2007

SALES	$56,315	$59,228	$209,249	$191,617
COST OF SALES (exclusive of depreciation and amortization, shown separately below)	24,043	23,700	84,023	76,574
GROSS PROFIT	32,272	35,528	125,226	115,043

OPERATING EXPENSES:
Selling	16,130	16,183	63,015	56,134
General and administrative	6,870	7,012	26,144	25,508
Depreciation and amortization	1,211	1,021	4,505	4,034
Research and development	3,502	3,127	12,625	10,256

Total operating expenses	27,713	27,343	106,289	95,932

INCOME FROM OPERATIONS	4,559	8,185	18,937	19,111

OTHER (INCOME) EXPENSE
Interest income	(546)	(854)	(2,170)	(2,036)
Other (income) expense, net	1,460	(471)	2,295	(1,898)
Interest expense	2	2	452	9

INCOME BEFORE INCOME TAX	3,643	9,508	18,360	23,036

INCOME TAX EXPENSE	1,443	1,104	4,408	4,943

NET INCOME	$2,200	$8,404	$13,952	$18,093

NET INCOME PER SHARE - BASIC	$0.13	$0.51	$0.84	$1.17

NET INCOME PER SHARE - DILUTED	$0.13	$0.50	$0.83	$1.15

Weighted average shares - Basic	16,654,910	16,584,477	16,632,608	15,443,259

Weighted average shares - Diluted	16,702,090	16,777,426	16,734,403	15,722,215

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
(in thousands, except share data)	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$23,494	$25,798
Short-term investments	81,965	77,375
Accounts receivable, net	49,713	54,767
Inventories	33,444	29,100
Deferred income taxes, net	6,459	2,841
Prepaid expenses and other current assets	7,879	6,719
Total current assets	202,954	196,600
Property and Equipment:
Machinery and equipment	22,685	12,895
Furniture and fixtures	4,099	5,008
Leasehold improvements	3,956	3,296
Property and equipment at cost	30,740	21,199
Less: accumulated depreciation and amortization	(16,604)	(13,672)
Property and equipment, net	14,136	7,527
Goodwill	18,951	19,117
Intangible assets, net	8,580	5,970
Service inventory	12,843	10,865
Deferred income taxes, net	1,850	3,460
Total Assets	$259,314	$243,539

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$10,813	$12,450
Accrued liabilities	14,032	17,989
Income taxes payable	1,988	2,266
Current portion of unearned service revenues	11,501	8,594
Customer deposits	425	337
Current portion of obligations under capital leases	87	18
Total current liabilities	38,846	41,654
Unearned service revenues - less current portion	6,772	6,091
Deferred tax liability, net	1,107	1,073
Obligations under capital leases - less current portion	281	222
Total Liabilities	47,006	49,040

Commitments and contingencies

Shareholders' Equity:
Common stock - par value $.001, 50,000,000 shares authorized; 16,741,488 and 16,700,966 issued; 16,654,988 and 16,604,052 outstanding, respectively	17	17
Additional paid-in-capital	149,298	146,489
Retained earnings	57,497	43,545
Accumulated other comprehensive income	5,742	4,599
Common stock in treasury, at cost - 55,808 shares	(246)	(151)
Total Shareholders' Equity	212,308	194,499
Total Liabilities and Shareholders' Equity	$259,314	$243,539

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
(in thousands)	2008	2007
CASH FLOWS FROM:

OPERATING ACTIVITIES:
Net income	$13,952	$18,093
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,505	4,034
Amortization of stock options and restricted stock units	2,237	1,216
Provision for bad debts	1,092	373
Deferred income tax benefit	(1,972)	(464)
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	2,993	(9,121)
Inventories	(6,429)	(7,265)
Prepaid expenses and other current assets	(1,187)	(3,208)
Income tax benefit from exercise of stock options	(45)	(963)
Increase (decrease) in:
Accounts payable and accrued liabilities	(5,317)	9,884
Income taxes payable	(355)	1,278
Customer deposits	82	(269)
Unearned service revenues	3,710	8,007
Net cash provided by operating activities	13,266	21,595

INVESTING ACTIVITIES:
Purchases of property and equipment	(9,705)	(2,930)
Payments for intangible assets	(3,766)	(359)
Purchases of short-term investments	(4,590)	(61,585)
Net cash used in investing activities	(18,061)	(64,874)

FINANCING ACTIVITIES:
Payments of capital leases	(11)	(92)
Income tax benefit from exercise of stock options	45	963
Purchases of Stock	(95)	-
Proceeds from issuance of stock, net	92	58,421
Net cash provided by financing activities	31	59,292

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	2,460	(5,904)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,304)	10,109

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	25,798	15,689

CASH AND CASH EQUIVALENTS, END OF PERIOD	$23,494	$25,798

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